Exhibit 16.1

17400 Laguna Canyon Road Suite 200 Irvine, CA 92618 T +1 949 255 6500 F +1 949 255 5091 www.rsmus.com April 9, 2024 Securities and Exchange Commission Washington, D.C. 20549 Commissioners: We have read ReShape Lifesciences Inc.’s statements included under Item 4.01(a) of its Form 8-K filed on April 9, 2024, and we agree with such statements concerning our firm.